EXHIBIT 10.50
SABRE CORPORATION
2014 OMNIBUS INCENTIVE COMPENSATION PLAN
GLOBAL FORM OF STOCK OPTION GRANT AGREEMENT
(Non-Qualified Stock Options)
THIS AGREEMENT, including any special terms and conditions in the appendix attached hereto (the “Agreement”), made as of this ____________ between Sabre Corporation (the “Company”) and __________ (the “Participant”).
WHEREAS, the Company has adopted the Sabre Corporation 2014 Omnibus Incentive Compensation Plan (the “Plan”) to promote the interests of the Company and its stockholders by providing the employees and non-employee directors of the Company, who are largely responsible for the management, growth, and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company;
WHEREAS, Section 6 of the Plan provides for the grant to Participants of Non-Qualified Stock Options to purchase shares of Common Stock of the Company.
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:
1.Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a NON-QUALIFIED STOCK OPTION (the “Option”) with respect to ___________ shares of Common Stock of the Company.
2.    Grant Date. The grant date of the Option hereby granted is ___________ (“Grant Date”).
3.    Exercise Price; Exercisability. The exercise price of each share of Common Stock underlying the Option hereby granted is $___________ (the “Exercise Price”).
4.    Vesting of Options. The Option shall become vested and exercisable as follows: [________________________________________________] (each such date a “Vesting Date”); provided that the Participant remains continuously employed by the Company through each applicable Vesting Date. Notwithstanding the foregoing, in the event of a Qualifying Termination following a Change in Control, the Option shall immediately vest in full and become exercisable as of the date of such Qualifying Termination following a Change in Control.
5.    Manner of Exercise. The Option shall be exercised by delivery of an electronic or physical written notice to the Secretary of the Company, or such other form as permitted by the Committee from time to time and communicated to the Participant (the “Exercise Notice”), which shall state the election to exercise the Option, specify the number of shares of Common Stock with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Committee pursuant to the provisions of the Plan. The Exercise Notice shall include payment in cash for an amount equal to the Exercise Price multiplied by the number of shares of Common Stock specified in such Exercise Notice. Such payment may be made in (i) cash; or in the Committee’s sole discretion, (ii) shares of Common Stock (that the Participant has owned for at least one (1) year) having a Fair Market Value equal to the Exercise Price; (iii) a combination of cash and shares provided that such shares have been held by the Participant for at least one (1) year prior to such exercise; or (iv) through a broker assisted exercise, but only to the extent such right or the utilization of such right would not cause the Option to be subject to Section 409A of the Code and to the extent the use of net-physical settlement is permitted by, and is in compliance with applicable law. The partial exercise of the Option, alone, shall not cause the expiration, termination or cancellation of the remaining portion of the Option.
6.    Expiration of Options. The Participant’s Option, or portion thereof, which has not become exercisable shall expire on the date the Participant’s Employment is terminated for any reason. The Participant’s Option(s), or any portion thereof, which have become exercisable on or before the date the Participant’s Employment is terminated (or that become exercisable as a result of such termination) shall expire on the earlier of (i) the commencement of business on the date the Participant’s Employment is terminated for Cause; (ii) ninety (90) days after the date the Participant’s Employment is terminated for any reason other than Cause, death or Disability; (iii) one year after the date the Participant’s Employment is terminated by reason of death or Disability; or (iv) the tenth (10th) anniversary of the Grant Date for such Option(s). All Options, whether vested or unvested, that have not sooner expired shall expire no later than the tenth (10th) anniversary of the Grant Date.
7.    Transferability. The Option is exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative, and may not be sold, pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of the Participant to any party (other than the Company), or assigned or transferred by such Participant, but immediately upon such purported sale, assignment, transfer, pledge, hypothecation or other disposal of the Option will be forfeited by the Participant and all of the Participant’s rights to such Option shall immediately terminate without any payment or consideration from the Company. Upon the death of a Participant, outstanding Options granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution pursuant to Section 18 of the Plan.
8.    Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall govern. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.
9.    Taxes. The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax‑related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.
In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by withholding from proceeds of the sale of shares of Common Stock acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization) without further consent
The Company may withhold or account for Tax-Related Items by considering maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent.
Finally, the Participant agrees to pay to the Company or the Employer, including through withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Common Stock or the proceeds of the sale of shares of Common Stock if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
10.    Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company’s forbearance or failure to take action. No provision of this Agreement shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.
11.    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.
12.    No Special Employment Rights; No Right to Award. Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his Employment by or service to the Company or the Employer or interfere in any way with the right of the Company or the Employer at any time to terminate such Employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of the Option. The rights or opportunity granted to the Participant on the making of an Award shall not give the Participant any rights or additional rights to compensation or damages in consequence of either: (i) the Participant giving or receiving notice of termination of his or her office or Employment; (ii) the loss or termination of his or her office or Employment with the Company or its Subsidiaries or Affiliates for any reason whatsoever; or (iii) whether or not the termination (and/or giving of notice) is ultimately held to be wrongful or unfair.
13.    Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its other Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

The Participant understands that Data will be transferred to Morgan Stanley Smith Barney or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of Data by contacting his or her local human resources representative. The Participant authorizes the Company, Morgan Stanley Smith Barney and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her Employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant Options or other Awards to the Participant or administer or maintain such Awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
14.    Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.
15.    Clawback Policy. Notwithstanding anything in the Plan to the contrary, the Company or any of its Subsidiaries or Affiliates will be entitled (i) to recoup compensation of whatever kind paid by the Company or any of its Subsidiaries or Affiliates at any time to a Participant under the Plan and the Participant, to the extent permitted or required by applicable law, Company policy and/or the requirements of an exchange on which the Company’s shares of Common Stock are listed for trading, in each case, as in effect from time to time, and (ii) to cancel all or any portion of this Option (whether vested or unvested) and/or require repayment of any sums (including, in the case of shares of Common Stock, the value of such shares) or amounts which were received by the Participant in respect of the Option in the event the Company believes in good faith that the Participant has breached any existing protective covenants, including but not limited to confidentiality, non-solicitation, non-interference, or non-competition agreements with the Company or any of its Subsidiaries or Affiliates, and by accepting the Option pursuant to the Plan and this Agreement, Participant authorizes such clawback and agrees to comply with any Company request or demand for such recoupment.
16.    Policy Against Insider Trading. By accepting the Option, the Participant acknowledges that the Participant is bound by all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time. The Participant further acknowledges that, depending on the Participant’s country, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to acquire or sell shares of Common Stock or rights to shares of Common Stock (e.g., Options) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the Participant’s country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy as may be in effect from time to time.  The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions, and the Participant should speak to his or her personal advisor on this matter.
17.    Foreign Asset/Account, Exchange Control and Tax Reporting. The Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Common Stock or cash (including dividends and the proceeds arising from the sale of shares of Common Stock) derived from his or her participation in the Plan, to and/or from a brokerage/bank account or legal entity located outside the Participant’s country. The applicable laws of the Participant’s country may require that he or she report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. The Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal advisor on this matter.
18.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
19.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.
20.    Venue. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Option and this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Texas and agree that such litigation shall be conducted only in the courts of Tarrant County, Texas, or the federal courts for the Northern District of Texas, and no other courts where the grant of this Option is made and/or to be performed.
21.    Nature of Grant. In accepting the Option, the Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c)all decisions with respect to future Option or other grants, if any, will be at the sole discretion of the Company;
(d)the Participant is voluntarily participating in the Plan;
(e)the Option and any shares of Common Stock acquired under the Plan, and the income and value of the same, are not intended to replace any pension rights or compensation;
(f)the Option and any shares of Common Stock acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(g)the future value of the shares of Common Stock underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;
(h)if the underlying shares of Common Stock do not increase in value, the Option will have no value;
(i)if the Participant exercises the Option and acquires shares of Common Stock, the value of such shares of Common Stock may increase or decrease in value, even below the Exercise Price;
(j)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of the Participant’s Employment or other service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and in consideration of the grant of the Option, the Participant agrees not to institute any such claim against the Company, the Employer, or any of the other Subsidiaries or Affiliates of the Company;

(k)for purposes of the Option, the Participant’s Employment or service relationship will be considered terminated as of the date the Participant is no longer actively providing services to the Company, the Employer, or any of the Subsidiaries or Affiliates of the Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, (i) the Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); and (ii) the period (if any) during which the Participant may exercise the Option after such termination of the Participant’s Employment or service relationship will commence on the date the Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where the Participant is employed or terms of the Participant’s employment agreement, if any; the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of his or her Option grant (including whether the Participant may still be considered to be providing services while on a leave of absence);
(l)unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and
(m)unless otherwise agreed with the Company, the Option and any shares of Common Stock acquired under the Plan and the income and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary or Affiliate;
(n)the following provisions apply only if the Participant is providing services outside the United States:
(1)the Option and the shares of Common Stock subject to the Option, and the income and value of same, are not part of normal or expected compensation or salary for any purpose; and
(2)neither the Company, the Employer nor any Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to the Participant pursuant to the exercise of the Option or the subsequent sale of any shares of Common Stock acquired upon exercise.

22.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying shares of Common Stock. The Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
23.    Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares of Common Stock issuable upon exercise of the Option prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the shares of Common Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Common Stock. Further, the Participant agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of shares of Common Stock.
24.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
25.    Language. If the Participant has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
26.    Appendix. Notwithstanding any provisions in this Agreement, the Option grant shall be subject to any special terms and conditions set forth in any appendix to this Agreement for the Participant’s country (the “Appendix”). Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
27.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Option and on any shares of Common Stock purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
28.    Participant Acknowledgment. By the Participant’s electronic acceptance of this Agreement, the Participant hereby acknowledges receipt of a copy of the Plan and agrees that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement. The Participant further acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan and this Agreement shall be final and conclusive. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares of Common Stock and that the Participant should consult a tax advisor prior to such exercise or disposition. Finally, the Participant acknowledges that the Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Agreement and fully understands all provisions of the Plan and this Agreement.
*    *    *    *    *

APPENDIX TO
SABRE CORPORATION
2014 OMNIBUS INCENTIVE COMPENSATION PLAN
GLOBAL FORM OF STOCK OPTION GRANT AGREEMENT
(Non-Qualified Stock Options)

This Appendix includes special terms and conditions that govern the Options granted to the Participant if the Participant resides in the countries listed herein. These terms and conditions are in addition to, or, if so indicated, in place of, the terms and conditions set forth in the Agreement.
If the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, transfers employment and/or residency after the Grant Date, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Participant.
Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement (of which this Appendix is a part) and the Plan.
AUSTRALIA
Securities Law Information. If the Participant acquires shares of Common Stock under the Plan and the Participant offers such shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The participant should obtain legal advice on the Participant’s disclosure obligations prior to making any such offer.
BRAZIL
Compliance with the Law. By accepting the Option, the Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items.
Nature of Grant. This provision supplements Section 21 of the Agreement:

By accepting the Option, the Participant agrees that (i) the Participant is making an investment decision, (ii) shares of Common Stock will be issued to the Participant only if the vesting conditions are met and any necessary services are rendered by the Participant over the vesting period, and (iii) the value of the underlying shares of Common Stock is not fixed and may increase or decrease over the vesting and holding periods without compensation to the Participant.
CANADA
Termination of Employment. The following provision replaces Section 21(k) of the Agreement:
(k) in the event of a termination of the Participant’s Employment or service relationship (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), unless otherwise provided in this Agreement or determined by the Company, the Participant’s right to vest in the Option under the Plan will terminate effective as of the earlier of (a) the date upon which the Participant ceases to provide services, or (b) the date upon which the Participant receives a notice of termination, and the period (if any) during which the Participant may exercise the Option after such termination of Employment will commence on the same date and will not be extended by any notice period (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Option grant (including whether the Participant may still be considered to be providing services while on a leave of absence);
Securities Law Information. The Participant may not be permitted to sell or otherwise dispose of the shares of Common Stock acquired upon exercise of the Option within Canada. The Participant may only be permitted to sell or dispose of any shares of Common Stock acquired under the Plan if such sale or disposal takes place outside Canada on the facilities on which such shares of Common Stock are traded (i.e., on the NASDAQ).
FRANCE
Language Consent.  By accepting the Option, the Participant confirms having read and understood this Appendix, the Agreement and the Plan, including all terms and conditions included therein, which were provided in the English language.  The Participant accepts the terms of these documents accordingly.

En acceptant l’attribution, le Participant confirme avoir lu et compris cette Annexe, le Contrat et le Plan, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.
GERMANY
There are no country-specific provisions.
INDIA
Manner of Exercise. Notwithstanding any provision of the Agreement to the contrary, due to regulatory requirements, the Participant may pay the Exercise Price by (a) cash or check made payable to the Company; or (b) pursuant to a broker assisted exercise, as set forth in Section 5 of the Agreement, as modified by this Appendix. Under this procedure (also called a same-day sale exercise), the Participant (or any other person or persons exercising the Option) shall concurrently provide irrevocable instructions (i) to a brokerage firm (reasonably satisfactory to the Company for purposes of administering such procedure) to effect the immediate sale of all of the purchased shares so that such brokerage firm can remit to the Company, on the settlement date, sufficient funds out of the resulting sale proceeds to cover the aggregate Exercise Price payable for all the purchased shares plus all applicable Tax-Related Items, brokers’ fees or commissions and (ii) to the Company to deliver the purchased shares directly to such brokerage firm on such settlement date. The Company reserves the right to provide the Participant with additional methods of exercise depending on the development of local law.
ITALY
Manner of Exercise. Notwithstanding any provision of the Agreement to the contrary, due to regulatory requirements, the Participant may pay the Exercise Price only pursuant to a broker assisted exercise, as set forth in Section 5 of the Agreement, as modified by this Appendix. Under this procedure (also called a same-day sale exercise), the Participant (or any other person or persons exercising the Option) shall concurrently provide irrevocable instructions (i) to a brokerage firm (reasonably satisfactory to the Company for purposes of administering such procedure) to effect the immediate sale of all of the purchased shares so that such brokerage firm can remit to the Company, on the settlement date, sufficient funds out of the resulting sale proceeds to cover the aggregate Exercise Price payable for all the purchased shares plus all applicable Tax-Related Items, brokers’ fees or commissions and (ii) to the Company to deliver the purchased shares directly to such brokerage firm on such settlement date. The Participant will not be permitted to acquire and hold shares of Common Stock upon exercise. The Company reserves the right to provide the Participant with additional methods of exercise depending on the development of local law.
Data Privacy. This provision replaces Section 13 of the Agreement in its entirety:
The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of managing and administering the Plan (“Data”).
The Participant also understands that providing the Company with the Participant’s Data is necessary for the performance of the Plan and that the Participant’s denial to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan. The Controller of personal data processing is Sabre Corporation, with registered offices at 3150 Sabre Drive, Southlake, Texas 76092, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Sabre Italia S.r.l.with registered offices at Via Carlo Veneziani 56 cap, Rome, Italy. The Participant understands that the Participant’s Data will not be publicized, but it may be transferred to Morgan Stanley Smith Barney, banks, other financial institutions or brokers and/or their agents involved in the management and administration of the Plan. The Participant further understands that the Company and/or any Subsidiary or Affiliate will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and that the Company and/or any Subsidiary or Affiliate may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to Morgan Stanley Smith Barney or another third party with whom the Participant may elect to deposit any shares acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that these recipients may be located in the European Economic Area, or elsewhere, such as the United States. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete the Participant’s Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.
The Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable Italian data privacy laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of the Participant’s Data abroad, including outside the European Economic Area, as herein specified and pursuant to applicable Italian data privacy laws and regulations, does not require the Participant’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. The Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, the Participant has the right to, including but not limited to, access, delete, update, ask for rectification of the Participant’s Data and stop, for legitimate reason, the Data processing. Furthermore, the

Participant is aware that the Participant’s Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting the Participant’s human resources department.
Plan Document Acknowledgement. In accepting the Option, the Participant acknowledges that he or she has received a copy of the Plan and this Agreement and has reviewed the Plan and this Agreement, in their entirety and fully understands and accepts all provisions of the Plan and this Agreement.
The Participant further acknowledges that he or she has read and specifically and expressly approves the following sections of the Agreement: Sections 4, 6, 9, 12, 15, 19, 20, 21 and 25; and the Manner of Exercise and Data Privacy sections included in this Appendix.
NETHERLANDS
There are no country-specific provisions.
POLAND
There are no country-specific provisions.
PUERTO RICO
There are no country-specific provisions.
SINGAPORE
Terms and Conditions
Restrictions on Sale and Transferability. The Participant hereby agrees that any shares of Common Stock acquired pursuant to the Option will not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemption under Part XIII Division I Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”).
Securities Law Information.  The grant of the Option is being made in reliance on section 273(1)(f) of the SFA, on which basis it is exempt from the prospectus and registration requirements under the SFA, and is not made to the Participant with a view to the Option or underlying shares of Common Stock being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
UNITED ARAB EMIRATES
Securities Law Information. The Agreement and the Plan and other incidental communication materials concerning the Option are intended for distribution only to employees of the Company or its Subsidiaries or Affiliates.  The Dubai Technology and Media Free Zone Authority, Emirates Securities and Commodities Authority and/or the Central Bank has no responsibility for reviewing or verifying any documents in connection with the Option.  Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved these communications nor taken steps to verify the information set out in them, and have no responsibility for them.
Further, the shares of Common Stock underlying the Option may be illiquid and/or subject to restrictions on their resale.  The Participant should conduct his or her own due diligence on the Option and the shares of Common Stock.  If the Participant is in any doubt about any of the contents of the grant or other incidental documents, the Participant should obtain independent professional advice.
UNITED KINGDOM
Taxes. This provision supplements Section 9 of the Agreement:
If payment or withholding of any income tax due is not made within 90 days of the end of the U.K. tax year giving rise to the income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the Participant agrees that the amount of any uncollected income tax shall (assuming the Participant is not a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act)), constitute a loan owed by the Participant to the Employer, effective on the Due Date. The Participant agrees that the loan will bear interest at the then-current HM Revenue & Customs (“HMRC”) Official Rate and it will be immediately due and repayable, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in this Section 9. If the Participant is a director or executive officer and income tax is not collected from or paid by him or her by the Due Date, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. The Participant will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Employer for the value of any employee NICs due on this additional benefit, which the Company and/or the Employer may recover at any time thereafter by any of the means referred to in this Section 9.
URUGUAY
There are no country-specific provisions.

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